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EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the use of our report dated February 9, 1999, included in the Annual Report on Form 10-K of Provident Companies, Inc. for the year ended December 31, 1998, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

                                        ERNST & YOUNG, LLP

Chattanooga, Tennessee
June 2, 1999